                                                                   EXHIBIT 23.02

                          Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statements of Zamba Corporation, formerly Racotek, Inc., on Form S-8 (Registration No.'s 333-66021, 333-62783, 33-73456, 333-45077 and 333-35595) of our report dated
January 12, 1998, on our audits of the financial statements and financial statement schedule of Zamba Corporation as of December 31, 1997 and for each of the two years in the period ended December 31, 1997, which report is included in this 1998 Annual Report on Form 10-K




                                        /s/ Pricewaterhouse Coopers LLP




Minneapolis, Minnesota
March 26, 1999


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